Exhibit 99.1

Investor Presentation Third Quarter 2021

Disclosure Forward - Looking Statements This presentation contains forward - looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995 . In some cases, such forward - looking statements may be identified by terms such as believe, expect, seek, may, will, should, intend, project, anticipate, plan, estimate, guidance or similar words . Forward - looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward - looking statements . Although it is not possible to identify all of these risks and uncertainties, they include, among others, the following : the inherent uncertainty of estimating reserves and the possibility that incurred losses may be greater than our loss and loss adjustment expense reserves ; inaccurate estimates and judgments in our risk management may expose us to greater risks than intended ; the downgrade in the financial strength rating of our regulated insurance subsidiaries announced on May 7 , 2021 , or further downgrades, impacting our ability to attract and retain insurance and reinsurance business that our subsidiaries write, our competitive position, and our financial condition ; the potential loss of key members of our management team or key employees and our ability to attract and retain personnel ; adverse economic factors resulting in the sale of fewer policies than expected or an increase in the frequency or severity of claims, or both ; reliance on a select group of brokers and agents for a significant portion of our business and the impact of our potential failure to maintain such relationships ; reliance on a select group of customers for a significant portion of our business and the impact of our potential failure to maintain, or decision to terminate, such relationships ; our ability to obtain reinsurance coverage at prices and on terms that allow us to transfer risk and adequately protect our company against financial loss ; losses resulting from reinsurance counterparties failing to pay us on reinsurance claims, insurance companies with whom we have a fronting arrangement failing to pay us for claims, or a former customer with whom we have an indemnification arrangement failing to perform their reimbursement obligations ; inadequacy of premiums we charge to compensate us for our losses incurred ; changes in laws or government regulation, including tax or insurance law and regulations ; the ongoing effect of Public Law No . 115 - 97 , informally titled the Tax Cuts and Jobs Act, which may have a significant effect on us including, among other things, by potentially increasing our tax rate, as well as on our shareholders ; in the event we do not qualify for the insurance company exception to the passive foreign investment company (“PFIC”) rules and are therefore considered a PFIC, there could be material adverse tax consequences to an investor that is subject to U . S . federal income taxation ; the Company or any of its foreign subsidiaries becoming subject to U . S . federal income taxation ; a failure of any of the loss limitations or exclusions we utilize to shield us from unanticipated financial losses or legal exposures, or other liabilities ; losses from catastrophic events, such as natural disasters and terrorist acts, which substantially exceed our expectations and/or exceed the amount of reinsurance we have purchased to protect us from such events ; the effects of the COVID - 19 pandemic and associated government actions on our operations and financial performance ; potential effects on our business of emerging claim and coverage issues ; exposure to credit risk, interest rate risk and other market risk in our investment portfolio ; the potential impact of internal or external fraud, operational errors, systems malfunctions or cyber security incidents ; our ability to manage our growth effectively ; failure to maintain effective internal controls in accordance with Sarbanes - Oxley Act of 2002 , as amended (“Sarbanes - Oxley”) ; and changes in our financial condition, regulations or other factors that may restrict our subsidiaries’ ability to pay us dividends . Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those in the forward - looking statements, is contained in our filings with the U . S . Securities and Exchange Commission ("SEC"), including our Annual Report on Form 10 - K filed with the SEC on February 26 , 2021 and our most recent Quarterly Report on Form 10 - Q filed with the SEC on November 3 , 2021 . These forward - looking statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any forward - looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise . Non - GAAP Financial Measures This presentation contains non - GAAP financial measures as defined by Regulation G of the rules of the SEC . These non - GAAP measures, such as underwriting profit, adjusted net operating (loss) income, tangible equity and adjusted net operating return on average tangible equity (which is calculated as annualized adjusted net operating income (loss) divided by average tangible equity) are not in accordance with, nor are they a substitute for, GAAP measures . We believe these non - GAAP measures provide users of our financial information useful insight into our performance . Investors should consider non - GAAP measures in addition to, and not as a substitute for, or superior to, the comparable GAAP measures . Please refer to pages 20 & 21 of this presentation for a reconciliation of the non - GAAP financial measures to the equivalent GAAP equivalents . Ratings Disclaimer Notice Reproduction of any information, data or material, including ratings (“Content”) in any form is prohibited except with the prior written permission of the relevant party . Such party, its affiliates and suppliers (“Content Providers”) do not guarantee the accuracy, adequacy, completeness, timeliness or availability of any Content and are not responsible for any errors or omissions (negligent or otherwise), regardless of the cause, or for the results obtained from the use of such Content . In no event shall Content Providers be liable for any damages, costs, expenses, legal fees, or losses (including lost income or lost profit and opportunity costs) in connection with any use of the Content . A reference to a particular investment or security, a rating or any observation concerning an investment that is part of the Content is not a recommendation to buy, sell or hold such investment or security, does not address the suitability of an investment or security and should not be relied on as investment advice . Credit ratings are statements of opinions and are not statements of fact . Market and Industry Data This presentation includes market and industry data, forecasts and projections . We have obtained certain market and industry data from publicly available industry publications . These sources generally state that the information they provide has been obtained from sources believed to be reliable, but that the accuracy and completeness of the information are not guaranteed . The forecasts and projections are based on historical market data, and there is no assurance that any of the forecasts or projected amounts will be achieved . 2

Executive Summary

4 Overview of James River x Renew our unrelenting focus on underwriting profitability x Generate superior underwriting margins from our niche casualty focused risk, while growing both non - risk bearing fee income and investment income x Continue to focus on the small and middle market, where we have earned superior returns over our 19 year history x Target low volatility casualty risk with low retentions and little property exposure x Seek out new opportunities to meaningfully build fee income and increase the proportion of total company non - risk earnings x Enhanced enterprise risk management (ERM) profile, with a refined ERM framework and additional expertise brought to the organization x Optimize investment returns - upside generated from unique strategies representing a small portion of our portfolio x We anticipate a low double digit ROATE for 2022 and future periods We seek to deliver a consistent, top tier return on tangible equity and generate sector leading value creation

Our Business

- We are a specialty, low volatility underwriting company with an attractive, sizeable Excess & Surplus ("E&S") franchise and rapidly scaling "capital light" fronting business
- Little catastrophe or cyber exposure, and effective use of reinsurance to limit volatility
- Our focus is small and medium sized commercial account E&S Lines casualty business which we look to continue to complement with a growing fee business within our Specialty Admitted segment
- Legacy transaction completed during Q3 2021 brings economic finality to substantially all of the run off commercial auto portfolio

Our Key Growth Opportunities

E&S Segment

- Focus is on small and medium sized commercial account E&S casualty business; generally $1.0M per occurrence limits; ~$24,000 avg. premium per account
- Significant strength in current market environment
- "Core E&S" excludes commercial auto and has experienced 19 consecutive quarters of renewal rate increases; 46% CAGR over that time period
- Underwritten by specialists in 13 divisions and distributed through 110+ broker groups

PROFITABLE SPECIALTY UNDERWRITING

56% FY 2020 Consolidated GWP(1)

$699.1M FY 2020 GWP

$98.4M FY 2020 Underwriting Profit(2)

Specialty Admitted Segment

- Segment includes (i) a growing, deal-driven, "capital light" fee business which fronts admitted and non-admitted business and (ii) a targeted book of workers' compensation risks
- Business is scaling well, as fee and premium income grow with a stable expense and capital base
- Experienced management team with a robust pipeline of new programs
- Gross fee income of $5.6M in Q3 2021 increased 22% compared to the prior year

A FOCUS ON FEE INCOME

33% FY 2020 Consolidated GWP(1)

$408.7M FY 2020 GWP

$4.2M FY 2020 Underwriting Profit

Casualty Reinsurance Segment

- Third-party proportional and working-layer casualty business focused on small and medium U.S. specialty lines
- Experiencing significant positive renewal rate increases similar to the E&S segment
- Loss mitigation features are heavily used across the book
- Significantly downsized and de-risked during 2018 to optimize group returns and structure and will be meaningfully downsized further during 2022

CONTINUED DE-RISKING IN 2022

12% FY 2020 Consolidated GWP(1)

$149.2M FY 2020 GWP

JAMES RIVER GROUP HOLDINGS, LTD.

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(1) Does not add up to 100% due to rounding.
(2) Underwriting profit is shown for Core E&S and excludes adverse development of $91.4M related to the commercial auto business.

Attractive Growth Businesses

- **Attractive E&S market poised for continued profitable growth as new businesses replace failed businesses in the wake of COVID-19, and are forced to find insurance coverage in the E&S market given their lack of insurance loss history**
- Our primary businesses (Core E&S and Specialty Admitted) have been profitable and consistently growing since 2013, and represented 86% of gross written premiums in 2020 (87% for YTD Q3 2021)
- Core E&S GWP has grown substantially (+30% in 2020, +22% for YTD Q3 2021)
- Core E&S is benefiting from significant rate hardening and strong submission flow as major industry competitors retrench and standard market writers recalibrate their risk appetite

Historical GWP ($M) (1)



Growing businesses % of Consolidated GWP:
57%
53%
57%
60%
55%
61%
61%
86%
26% CAGR in growing businesses GWP (2013- 2020)
$189.9
$218.1
$59.4
$234.9
$91.0
$260.8
$182.2
$282.2
$316.4
$334.4
$374.3
$516.8
$387.6
$669.1
$408.7
2013
2014
2015
2016
2017
2018
2019
2020
Core E&S
Specialty Admitted
Commercial Auto
Casualty Re

Quarterly Core E&S Renewal Rate Increases



Compound aggregate rate increases on renewal book last 19 quarters = 46%
13%
2%
2%
10%
3%
5%
6%
6%
14%
19%
13%
9%
15%
18%
9%
Q1 '18
Q2 '18
Q3 '18
Q4 '18
Q1 '19
Q2 '19
Q3 '19
Q4 '19
Q1 '20
Q2 '20
Q3 '20
Q4 '20
Q1 '21
Q2 '21
Q3 '21

(1) The large commercial auto account in run off represents the bulk of our commercial auto gross written premiums through 12/31/2019. None of the remaining commercial auto business we write is exposed to the "ride-share" sector.

JAMES RIVER GROUP HOLDINGS, LTD.

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7 What is Driving Growth in the E&S Market? The E&S market began experiencing rate hardening in late 2018 / early 2019 and the hardening significantly accelerated in 2020 driven by the Global Pandemic. Admitted market casualty pricing has not been keeping up with loss cost inflation for years. Admitted market carriers have thus been tightening underwriting guidelines or non - renewing business, pushing it to the E&S market Increasing jury verdicts and social inflation Reopening economy in the wake of a recession Increased risk of cyber threats as the world becomes more digitized Emergence of novel health risks Increasing catastrophe losses and risk of climate change + We believe we have little exposure to social inflation in our Core E&S book given its small account nature, risk profile and limit deployment New business formation and small business revamp are our key clients; significant growth in contract binding business We have negligible cyber exposure as an underwriter The overwhelming majority of our Core E&S book has an organic pathogen exclusion We write little cat exposed property, and for the risks we do insure we have robust reinsurance protection up to the 1:1,000 per year level (1) (1) We have structured our reinsurance agreements so that our modeled net pre - tax loss from a 1:1,000 year probable maximum loss ("P ML") event would not exceed $16.0 million on a group - wide basis. Please refer to our 10 - K filing for a detailed description of our reinsurance program.

$23.0 $25.4 $27.3 $28.9 $29.8 $29.9 $31.5 $34.6 $40.3 $47.6 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 8 73% 88% 71% 75% 74% 83% 100% 94% 87% 95% 108% 103% 96% 97% 98% 101% 104% 99% 99% 99% 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 E&S Industry Combined Ratio P&C Industry Combined Ratio The E&S Market is Highly Attractive U.S. Excess & Surplus Lines DWP ($M) Profitability of E&S Industry vs. Total P&C Industry: 10 Year Combined Ratio P&C Industry 2011 – 2020 Average Combined Ratio: 100% E&S Industry 2011 – 2020 Average Combined Ratio: 84% 18% 16% 10% E&S industry DPW has grown at double digit rates the past 3 years driven by rising renewal rates and changes in risk appetite 2012 – 2017 Average Growth Rate: 5% E&S market generated 16 points of underwriting alpha compared to the broader P&C industry Source: S&P Global Market Intelligence (and its affiliates, as applicable).

E&S: Broad Risk Appetite Permits Us to 'Pick Our Spots'

- **Our high caliber underwriting team, and use of technology, provide significant expertise to price our increased submission flow of skillfully underwritten risks**
- 13 separate underwriting divisions focusing growth on most attractive markets
- Renewal rates increased 14.5% on a year to date basis as of September 30, 2021 across our Core E&S business
- The 8.7% renewal rate increase in Q3 2021 was the nineteenth consecutive quarter of rate increases

	Lead U/W Years of Industry Experience	Gross Written Premiums						
		Year Ended Dec. 31			Nine Months Ended Sep. 30			
Division		2019	2020	% Change	2020	2021	% Change	Description
Excess Casualty	37	$119.0	$213.0	79%	$146.3	$204.7	40%	Following form excess on risks similar to GC and MC
General Casualty (GC)	33	115.8	125.4	8%	93.7	103.1	10%	Premises ops (e.g., apartments, offices & restaurants)
Manufacturers & Contractors (MC)	37	105.1	122.9	17%	90.9	102.0	12%	Products liability & completed operations exposure
Excess Property	35	31.6	37.3	18%	28.3	35.3	25%	CAT-exposed excess property > 1/100 year return period
Energy	35	45.4	51.1	12%	32.8	32.5	-1%	Contractors, mining, alternative energy & utilities
Commercial Auto	33	405.6	30.0	-93%	23.5	30.9	31%	Hired / non-owned auto, ride share (1)
Allied Health	27	26.7	26.9	1%	21.4	27.9	31%	Long-term care, outplacement facilities & social services
Life Sciences	37	24.5	35.2	44%	24.1	24.8	3%	Nutrition products, medical devices and human clinical trials
Small Business	27	19.7	24.8	26%	18.5	24.2	31%	Small accounts similar to GC and MC. Includes contract binding business
Environmental	35	16.5	17.8	7%	12.7	13.3	5%	Environmental contractors and consultants
Sports & Entertainment	33	4.2	6.1	45%	3.7	6.7	84%	Amusement parks, campgrounds, arenas
Professional Liability	27	6.4	6.9	7%	5.4	6.1	13%	E&O for non-medical professionals (lawyers, architects, engineers)
Medical Professional	27	1.7	1.7	-2%	1.4	1.5	2%	Non-standard physicians and dentists
Total		$922.3	$699.1	-24%	$502.6	$613.0	22%	
Core E&S		$516.8	$669.1	29%	$479.1	$582.2	22%	
Commercial Auto		$405.6	$30.0	-93%	$23.5	$30.9	31%	

$ in millions
(1) A large commercial auto account in runoff represents the bulk of our commercial auto gross written premiums through 2019. None of the remaining commercial auto business we write after 2019 is exposed to the ride share sector.

JAMES RIVER GROUP HOLDINGS, LTD.
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Specialty Admitted: Growth in Process 10 Fronted Programs GWP ($M) Fee Income ($M) • Fronting business continues to experience meaningful growth as recently added programs mature and expand • Six new programs added since Q3 2020 will continue to ramp into 2022 • Capital light, deal - driven business with limited risk retention • Lower risk fee - income business complements our highly profitable Core E&S underwriting business • Increased demand for fronting paper driven by hard market conditions as start - ups and MGAs / MGUs search for capacity • Seeing encouraging signs of growth as the economy recovers and enhanced distribution for our largest program partner Fronted programs premium represent 88% of the GWP of our Specialty Admitted Segment (1) Consistent and predictable stream of earnings $86.0 $73.5 $84.8 $79.8 $85.3 $72.3 $96.6 $90.6 $110.9 $114.9 $107.7 Q1 '19 Q2 '19 Q3 '19 Q4 '19 Q1 '20 Q2 '20 Q3 '20 Q4 '20 Q1 '21 Q2 '21 Q3 '21 $3.8 $3.8 $4.0 $4.2 $4.2 $5.4 $4.6 $5.1 $5.1 $5.4 $5.6 Q1 '19 Q2 '19 Q3 '19 Q4 '19 Q1 '20 Q2 '20 Q3 '20 Q4 '20 Q1 '21 Q2 '21 Q3 '21 (2) (1) Trailing twelve months as of Q3 2021. (2) Q2 2020 included a one - time adjustment of $1.3 million.

0% 26% 30% 31% 34% 59% 100% 0% 1% 2% 3% 4% 6% 8% 11 We Represent a Unique Investment Opportunity 2021 Cat Losses % of Loss Ratio (1) 2020 E&S DWP as a % of total GWP (2) Our focus on low volatility, niche casualty E&S business and prudent reinsurance purchasing results in little catastrophe exposure, differentiating us from specialty peers We are the 2 nd most concentrated company in terms of E&S exposure, providing investors concentrated exposure to an attractive market (3) 70% (3) Source: S&P Global Market Intelligence (and its affiliates, as applicable), SEC filings. (1) Represents total pre - tax catastrophe losses as disclosed in company filings divided by net earned premiums for the 9 months ende d September 30, 2021. (2) Statutory E&S direct written premium as defined and calculated by S&P Global Market Intelligence. Represents statutory E&S di rec t written premium divided by GAAP gross written premium. Excludes companies with total gross written premium of less than $150.0M. (3) 59% based on statutory E&S DWP as defined and calculated by S&P Global Market Intelligence. 70% based on GAAP E&S GWP (includ ing assumed business in our Casualty Reinsurance segment).

Capital Position

Our balance sheet enables us to continue to capitalize on tailwinds from a hard P&C market and a re-opening economy

	Q4 2020	Q1 2021	Q2 2021	Q3 2021
Assets				
Total Invested Assets	$2,197.1	$2,159.0	$2,202.3	$2,061.4
Cash and Cash Equivalents (1)	162.3	183.5	360.9	220.6
Goodwill and Intangible Assets	218.2	218.1	218.1	218.0
Total Assets	5,063.1	5,109.7	5,391.8	4,784.1
Liabilities and Shareholders' Equity				
Reserve for Losses and Loss Adjustment Expenses	2,192.1	2,413.8	2,447.0	2,596.8
Senior Debt	262.3	262.3	262.3	262.3
Junior Subordinated Debt	104.1	104.1	104.1	104.1
Total Debt	366.4	366.4	366.4	366.4
AOCI	81.9	39.2	54.6	43.1
Total Shareholders' Equity	795.6	639.6	858.5	813.6
Total Tangible Shareholders' Equity	577.4	421.5	640.4	595.7
Total Shareholders' Equity per Common Share	$25.96	$20.78	$23.03	$21.82
Tangible Shareholders' Equity per Common Share	$18.84	$13.70	$17.18	$15.98
Shares Outstanding	30.6	30.8	37.3	37.3
Leverage Ratio (2)	30%	35%	28%	29%
NWP / Tangible Shareholders' Equity (3)	1.12x	1.63x	1.12x	1.22x

Commentary

- Completed equity raise in May 2021 has bolstered the balance sheet to position the business for profitable growth at current strong pace to generate a compelling return on tangible equity
  - Target range for operating leverage of 1.2x – 1.5x and financial leverage of 25% – 33%
- Current operating leverage of 1.22x and financial leverage of 29%; tangible shareholders' equity of $596 million
- Q3 2021 decline in cash and invested assets reflects impact of LPT transaction executed during the quarter
- Our Core E&S and Specialty Admitted businesses continue to be our main sources of growth and drive our anticipated returns of a low double digit ROATE

$ in and shares millions, except per share figures.
(1) Excluding restricted cash equivalents.
(2) Leverage ratio, in accordance with the Company's credit agreements, is calculated as adjusted consolidated debt / total capital. Adjusted consolidated debt treats hybrid securities as equity capital up to 15% of total capitalization. Total capital is defined as total debt plus tangible equity excluding accumulated other comprehensive income.
(3) NWP for the trailing twelve month period.

JAMES RIVER GROUP HOLDINGS, LTD.
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Investment Portfolio Commentary • Balanced portfolio focused on high quality fixed maturities, with small allocation to unique strategies to enhance returns • Investment income increased 2% during 3Q21 from the prior year quarter due to contributions from renewable energy and other private investments; this was partially offset by a decline in income from fixed maturity securities due to lower yields • Total invested assets declined by 6.2% from year end 2020, largely due to the transfer of funds in connection with the LPT reinsurance agreement executed during 3Q21. • Annualized gross investment yield declined primarily as a result of lower market yields on fixed maturity securities Investment Portfolio (as of September 30, 2021) 13 75% 4% 7% 1% 3% 10% Fixed Maturity Securities Equity Securities Bank Loans Short-Term Investments Other Invested Assets Cash and Cash Equivalents (excluding restricted cash) Change Net Investment Income 3Q20 3Q21 (%) Renewable Energy Investments $0.0 $1.0 4073% Other Private Investments 0.5 0.8 65% All Other Net Investment Income 14.4 13.5 (6%) Total Net Investment Income $15.0 $15.3 2% Portfolio Statistics 3Q20 3Q21 Gross Investment Yield (1) 3.2% 2.8% Average Duration 4.3 years 4.1 years Total Cash and Investments (excluding restricted cash): $2,281.9M $ in millions (1) Includes fixed maturity, bank loan and equity securities.

Appendix: Q3 2021 Earnings

Consolidated Performance

$ in millions, except per share figures	3Q20	3Q21	% Change
Key Income Statement Items			
Gross Written Premiums	$311.9	$346.6	11%
Net Written Premiums	145.2	158.2	9%
Net Earned Premiums	153.0	170.6	12%
Net Investment Income	15.0	15.3	2%
Total Revenues	177.5	191.0	8%
Total Expenses	146.7	212.3	45%
Net (Loss) Income	26.3	(23.9)	NM
Net Realized / Unrealized (Gains) Losses on Investments	(8.8)	(3.4)	NM
Other Expenses	(0.1)	0.5	NM
Adjusted Net Operating (Loss) Income	17.4	(26.8)	NM
Underwriting Ratios			
Accident Year Loss Ratio ex-Catastrophe Losses	66.6%	68.6%	1.9%
Catastrophe Loss Ratio	0.0%	2.9%	2.9%
Prior Year Development	2.8%	25.8%	23.1%
Loss Ratio	69.4%	97.3%	27.9%
Expense Ratio (1)	24.8%	24.8%	0.0%
Combined Ratio	94.2%	122.1%	27.9%
Accident Year Combined Ratio ex-Catastrophe Losses	91.4%	93.3%	1.9%
Key Balance Sheet Items			
Total Shareholders' Equity per Common Share (2)	$26.83	$21.82	(14)%
Tangible Shareholders' Equity per Common Share (2)	$19.70	$15.98	(13)%

Commentary

- 11% overall gross written premium growth, with increases in E&S and Specialty Admitted partially offset by a decline in Casualty Re
- Net written and net earned premium growth was 9% and 12%, respectively, but was negatively impacted by $8M of reinstatement premiums in E&S
  - Adjusting for reinstatement premiums, overall net written and net earned premium growth was 15% and 17%, respectively
- Net investment income increased 2% with the growth largely due to stronger returns from renewable energy and other private investments
- The accident year loss ratio ex-catastrophe losses was 68.6% and was impacted by the aforementioned reinstatement premiums; excluding this impact the accident year loss ratio ex-catastrophe losses would have been 65.5%
- Catastrophe losses of $5M added 2.9 points to the loss ratio and stemmed from Hurricane Ida
- Prior year development of $44M or 25.8 points was primarily related to the impact of the LPT transaction and, to a lesser extent, strengthening within Casualty Re
- The expense ratio of 24.8% was flat with the prior year period

$ in millions, except per share figures
(1) Calculated with a numerator comprising other operating expenses less gross fee income (in specific instances when the Company is not retaining insurance risk) included in "Other income" in our Condensed Consolidated Income Statements of $1.0 million for the three months ended September 30, 2021 ($363,000 in the prior year period), and a denominator of net earned premiums.
(2) % change is adjusted for dividends per share paid from 4Q 2020 to 3Q 2021 totaling $1.20 per share.

JAMES RIVER GROUP HOLDINGS, LTD.
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E&S Segment Performance

$ in millions	3Q20	3Q21	% Change
Key Segment Results			
Gross Written Premiums	$179.5	$217.7	21%
Net Written Premiums	109.2	127.9	17%
Net Earned Premiums	104.9	119.8	14%
Losses and Loss Adjustment Expenses	69.9	117.2	68%
Underwriting Expenses	19.4	24.1	24%
Underwriting (Loss) Profit	15.6	(21.5)	NM
Underwriting Ratios			
Accident Year Loss Ratio ex-Catastrophe Losses	66.6%	69.0%	2.4%
Catastrophe Loss Ratio	0.0%	4.2%	4.2%
Prior Year Development	0.0%	24.7%	24.6%
Loss Ratio	66.7%	97.9%	31.2%
Expense Ratio	18.5%	20.1%	1.6%
Combined Ratio	85.2%	118.0%	32.8%
Accident Year Combined Ratio ex-Catastrophe Losses	85.1%	89.1%	4.0%

Commentary

- 21% gross written premium growth, including 18% in Core E&S
- Net written and net earned premium growth was 17% and 14%, respectively, but was negatively impacted by $8M of reinstatement premiums in E&S
  - Adjusting for reinstatement premiums, overall net written and net earned premium growth was 25% and 22%, respectively
- Renewal rate increases of 8.7% in Core E&S during Q3 2021 and 14.5% in Core E&S on a YTD basis in 2021
- The accident year loss ratio ex-catastrophe losses was 69.0% and was impacted by the aforementioned reinstatement premiums
  - Adjusting for this impact the accident year loss ratio ex-catastrophe losses would have been 64.6%
- Catastrophe losses of $5M added 4.2 points to the loss ratio and stemmed from Hurricane Ida
- Prior year development of $29.5M or 24.7 points was primarily related to the impact of the LPT transaction
- The expense ratio of 20.1% increased 1.6 points compared to the prior year period largely due to the impact of reinstatement premiums

JAMES RIVER GROUP HOLDINGS, LTD.

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Specialty Admitted Segment Performance

$ in millions	3Q20	3Q21	% Change
Key Segment Results			
Gross Written Premiums	$112.6	$121.2	8%
Net Written Premiums	16.2	22.6	40%
Net Earned Premiums	15.0	19.7	31%
Gross Fee Income	4.6	5.6	22%
Losses and Loss Adjustment Expenses	10.7	15.3	42%
Underwriting Expenses	2.4	1.4	(43)%
Underwriting Profit (1)	1.9	3.1	66%
Underwriting Ratios			
Accident Year Loss Ratio	85.1%	80.0%	(5.1)%
Prior Year Development	(13.3)%	(2.5)%	10.8%
Loss Ratio	71.7%	77.5%	5.8%
Expense Ratio	15.9%	6.8%	(9.0)%
Combined Ratio	87.6%	84.3%	(3.2)%
Accident Year Combined Ratio	100.9%	86.9%	(14.1)%

Commentary

- 8% gross written premium growth, including 12% in Fronting and Programs driven by new programs
- Strong Fronting and Programs pipeline remains intact
- Individual risk workers' compensation gross written premium declined 16% compared to the prior year quarter due to the exit of certain geographies
- Net written and net earned premium growth was 40% and 31%, respectively, due to higher premium retention on certain fronted business
- Fee income increased 22% compared to the prior year quarter driven by new fronting programs and growth in existing fronting programs
- Underwriting expenses benefited from favorable adjustments to bad debt expense and certain accruals for taxes, licenses and fees which served to lower the expense ratio by ~5 points
- Continued benefit to losses and loss adjustment expenses from modest favorable prior year development

(1) Underwriting results include gross fee income of $5.6 million for the three months ended September 30, 2021 ($4.6 million for the same period in the prior year).

JAMES RIVER GROUP HOLDINGS, LTD.

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18 Casualty Reinsurance Segment Performance Commentary • Gross written premiums declined 61% compared to the prior year quarter due to a change in renewal period for one treaty and negative written premium adjustments on prior year treaties • Premium base is expected to be meaningfully downsized further over the course of 2022 • Prior year development of $15.1M or 48.4 points during the third quarter of 2021 was primarily related to general liability treaties from accident years 2014 - 17 • More than half of prior year development was related to treaties that we no longer write $ in millions % 3Q20 3Q21 Change Key Segment Results Gross Written Premiums $19.8 $7.8 (61)% Net Written Premiums 19.8 7.8 (61)% Net Earned Premiums 33.0 31.1 (6)% Losses and Loss Adjustment Expenses 25.5 33.6 32% Underwriting Expenses 8.3 9.5 14% Underwriting (Loss) Profit (0.7) (11.9) NM Underwriting Ratios Accident Year Loss Ratio 58.3% 59.5% 1.2% Prior Year Development 18.8% 48.4% 29.6% Loss Ratio 77.1% 107.9% 30.8% Expense Ratio 25.0% 30.3% 5.3% Combined Ratio 102.1% 138.2% 36.1% Accident Year Combined Ratio 83.3% 89.8% 6.5%

Appendix: Non - GAAP Reconciliation

Underwriting Profit (Loss) YTD Q3 YTD Q3 2017 2020 2020 2021 Underwriting profit (loss) of the operating segments: Excess and Surplus Lines $29.7 $42.8 $19.2 $9.8 $39.8 ($145.6) Specialty Admitted Insurance 3.2 7.0 5.9 4.2 2.3 6.5 Casualty Reinsurance (1.8) 5.1 (7.2) (18.4) (3.1) (16.9) Total underwriting profit of operating segments 31.1 54.9 17.9 (4.4) 39.0 (155.9) Operating expenses of Corporate segment (25.3) (26.9) (27.7) (29.4) (23.6) (23.3) Underwriting profit (loss) 5.8 28.0 (9.8) (33.8) 15.4 (179.2) Net investment income 61.1 61.3 75.7 73.4 51.1 44.7 Net realized investment (losses) gains (2.0) (5.5) (2.9) (16.0) (27.9) 13.7 Other income and expenses (0.2) (0.8) 0.1 (1.0) (1.0) (2.0) Interest expense (9.0) (11.6) (10.6) (10.0) (8.0) (6.7) Amortization of intangible assets (0.6) (0.6) (0.6) (0.5) (0.4) (0.3) Income (loss) before taxes $55.1 $70.8 $51.9 $11.9 $29.3 ($129.6) 2018 2019 Non - GAAP Measures Reconciliation 20 $ in millions Source: Company filings. Note: All amounts are for the year ended December 31 for each period indicated, except YTD Q3 2020 and YTD Q3 2021 which are for the nine months ended September 30.

YTD Q3 YTD Q3 Adj. Net Operating Income (Loss) 2017 2018 2019 2020 2020 2021 Income (loss) as reported $43.6 $63.8 $38.3 $4.8 $25.1 ($106.5) Net realized inv. (gains) losses 1.4 4.4 3.8 14.8 23.6 (11.9) Dividend withholding taxes 1.1 - - - - - Other expenses 0.6 1.1 0.8 1.6 1.5 1.6 Interest expense on leased building the Company was previously deemed to own for accounting purposes 0.8 1.3 - - - - Adjusted net operating income (loss) $47.4 $70.6 $42.9 $21.2 $50.2 ($116.8) YTD Q3 YTD Q3 Tangible Equity 2017 2020 2020 2021 Shareholders’ equity $694.7 $709.2 $778.6 $795.6 $821.4 $813.6 Goodwill & intangible assets (220.2) (219.4) (218.8) (218.2) (218.3) (218.0) Tangible Equity $474.5 $489.9 $559.8 $577.4 $603.1 $595.7 Shares Outstanding (000's) 29,697 29,988 30,424 30,649 30,610 37,287 Tangible Equity per Share $15.98 $16.34 $18.40 $18.84 $19.70 $15.98 2018 2019 Non - GAAP Measures Reconciliation 21 $ in millions Source: Company filings. Note: All amounts are for the year ended December 31 for each period indicated, except YTD Q3 2020 and YTD Q3 2021 which are for the nine months ended September 30.

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